UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2022

Simpson Manufacturing Co., Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13429	94-3196943
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5956 W. Las Positas Boulevard, Pleasanton, CA 94588

 (Address of principal executive offices)

(Registrant’s telephone number, including area code): (925) 560-9000

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	SSD	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2022, the Board of Directors (the “Board”) of Simpson Manufacturing Co., Inc. (the “Company”) promoted Michael Olosky, currently the Chief Operating Officer of the Company, to the position of President and Chief Operating Officer of the Company effective immediately. As President and Chief Operating Officer, Mr. Olosky’s responsibilities will remain the same and he will continue to report to Ms. Karen W. Colonias. As a result of Mr. Olosky’s promotion, Ms. Colonias, who previously served as President and Chief Executive Officer of the Company, will continue to serve as Chief Executive Officer of the Company.

Mr. Olosky, age 53, has served as Chief Operating Officer of the Company from November 2020 until his promotion to President and Chief Operating Officer in January 2022. Before joining the Company, Mr. Olosky served in numerous leadership positions, over 22 years, at Henkel, a values-based chemical and consumer goods company. In his last role at Henkel, from July 2019 to November 2020 he served as Head of Industrials & Electronics. He previously served as the Head of Electronics from May 2017 to July 2019 and Head of Innovation from April 2013 to May 2017. Mr. Olosky has a BS in Mechanical Engineering from Michigan Technological University, an MBA from Michigan State University, and an MS in Mechanical Engineering from Oakland University.

In connection with Mr. Olosky’s promotion, the Compensation and Leadership Development Committee of the Board approved an increase of his target long-term incentive award opportunity to $1,000,000 in the form of target performance stock units (earned from 0% to 200% of target) and restricted stock units.

Item 7.01 Regulation FD Disclosure.

On January 26, 2022, the Company issued a press release announcing Mr. Olosky’s promotion. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated in this Item 7.01 in its entirety.

The information contained in, or incorporated into, this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to such filing.

Item 9.01 Financial Statements and Exhibits.
(d)     Exhibits

Exhibit No.	Description

99.1	Simpson Manufacturing Co., Inc. Press Release dated January 26, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simpson Manufacturing Co., Inc.
(Registrant)

DATE:	January 26, 2022	By	/s/ Brian J. Magstadt
Brian J. Magstadt
Chief Financial Officer

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